EXHIBIT 1.01




                                    TERMS AGREEMENT



                                           April 17, 1995



             Commercial Credit Company
             300 St. Paul Place
             Baltimore, Maryland 21202

             Attention:  Chief Financial Officer
                         -----------------------

             Dear Sirs:

                       We understand that Commercial Credit Company, a
             Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase the Securities at 99.137% of the aggregate principal amount thereof, plus accrued interest from April 15, 1995 to the date of payment and delivery. The Closing Date shall be April 24, 1995, at 8:30 A.M. at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019-6092.

                       The Securities shall have the following terms:

                  Title:              7-3/8% Notes due April 15, 2005
                  Maturity:           April 15, 2005
                  Interest Rate:      7-3/8% per annum
                  Interest Payment
                    Dates:            April 15 and October 15, commencing
                                      October 15, 1995
                  Initial Price to
                    Public:           99.545% of the principal amount
                                      thereof, plus accrued interest from
                                      April 15, 1995 to the date of
                                      payment and delivery
                  Redemption
                    Provisions:       The Securities are not redeemable
                                      by the Company prior to maturity.











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             Additional terms:   The Regular Record Dates are March 31 and
                                 September 30. The Securities shall be issuable as Registered Securities only. The Securities will be initially represented by one or more global Securities registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Owners of beneficial interests in Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Company's Prospectus Supplement dated April 17, 1995. Principal and interest on the Securities shall be payable in United States dollars. The provisions of Section 403 of the Indenture relating to defeasance shall apply to the Securities.

                  All the provisions contained in the document entitled "Commercial Credit Company-Debt Securities-Underwriting Agreement Basic Provisions" and dated November 28, 1989 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

                  Basic Provisions varied with respect to this Terms Agreement:
(a) Immediately prior to the first parenthesis in the fourth sentence of the first paragraph, add the following: ", as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto"; (b) In the first line of Section 2(a), delete "(33-28723)" and insert in lieu thereof "(33-56553)" and any reference in the Basic Provisions to a registration statement shall be deemed a reference to such registration statement on Form S-3; (c) In the fifth line of the third paragraph of Section 3, delete the phrase "New York Clearing House (next day)" and insert in lieu thereof "federal or other same day"; and (d) in the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global".















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                  The Underwriters hereby agree in connection with the
underwriting of the Securities to comply with the requirements set forth in any applicable sections of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc.

                  Charles O. Prince, III, Esq. is counsel to the Company. Dewey Ballantine is counsel to the Underwriters.

                  The Securities will be made available for checking and packaging at the designated office of Citibank, N.A. at least 24 hours prior to the Closing Date.














































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                  Please accept this offer no later than 9:00 o'clock P.M. on
April 17, 1995, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

                  "We hereby accept your offer, set forth in the Terms Agreement, dated April 17, 1995, to purchase the Securities on the terms set forth therein."

                                 Very truly yours,

                                 SALOMON BROTHERS INC

                                 DONALDSON, LUFKIN & JENRETTE
                                  SECURITIES CORPORATION

                                 PRUDENTIAL SECURITIES INCORPORATED

                                 By: SALOMON BROTHERS INC



                                   By:   Thomas C. Blum
                                      ---------------------------
                                      Name:  Thomas C. Blum
                                      Title: Vice President




ACCEPTED:

COMMERCIAL CREDIT COMPANY



By:  /s/ Firoz B. Tarapore
    ----------------------------
    Name:  Firoz B. Tarapore
    Title: Vice President and
           Assistant Treasurer


















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Underwriter                              Principal Amount
- -----------                              ----------------


Salomon Brothers Inc                       $105,000,000

Donaldson, Lufkin & Jenrette                 75,000,000
 Securities Corporation

Prudential Securities                        20,000,000
 Incorporated















































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